EXHIBIT INDEX


A. Copies of exhibits listed below are submitted with this Annual Report on Form 10-K, immediately following this index.

      3(ii).1 Amendment to the By-laws of the Company, effective February 23, 1999.

      3(ii).2   By-laws of the Company as amended through February 23, 1999.

          4.1 Section II-7 of the By-laws of the Company as amended February 23, 1999.

         10.2 First Amendment to Credit Agreement and Loan Documents, dated as of November 23, 1998, among Global Marine Inc., Various Lending Institutions, Bankers Trust Company, as administrative agent, Skandinaviska Enskilda Banken AB (publ) and Den Norske Bank ASA, New York Branch, as co-agents, and Societe Generale, Southwest Agency, as documentation agent.

         10.4 First Amendment to Credit Agreement and Loan Documents, dated as of November 23, 1998, among Global Marine Inc., Various Lending Institutions, Bankers Trust Company, as administrative agent, ABN Amro Bank, N.V., Houston Agency, as syndication agent, and Societe Generale, Southwest Agency, as documentation agent.

         10.5 Letter Agreement, dated March 10, 1998, between Global Marine Inc. and Transocean ASA.

         10.8   Novation Agreement dated 9th December 1998 by and among
                Harland and Wolff Shipbuilding and Heavy Industries Limited, Global Marine International Drilling Corporation, Global Marine Leasing Corporation and Global Marine Inc. relating to Shipbuilding Contract dated 27 February 1998 for construction of deepwater drillship Hull No. 1739.

         10.9 Novation Agreement dated 9th December 1998 by and among Harland and Wolff Shipbuilding and Heavy Industries Limited, Nelstar Leasing Company Limited, Global Marine International Drilling Corporation and Global Marine Leasing Corporation relating to Shipbuilding Contract dated 27 February 1998 for the construction of deepwater drillship Hull No. 1739.

        10.10 Head Lease Agreement dated 8th December 1998 by and between Nelstar Leasing Company Limited, as lessor, and Global Marine Leasing Corporation, as lessee, relating to a Glomar Hull 456 class deepwater drillship to be constructed by Harland and Wolff Shipbuilding and Heavy Industries Ltd. with hull number 1739 (t.b.n. "Glomar C.R. Luigs").

        10.11 Guarantee and Indemnity dated 8th December 1998 by and between Global Marine Inc., as guarantor, and Nelstar Leasing Company Limited, as lessor.

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        10.13   Novation Agreement dated 9th December 1998 by and among Harland and Wolff Shipbuilding and Heavy Industries Limited, BMBF
                (No. 12) Limited and Global Marine International Drilling Corporation relating to Shipbuilding Contract dated 28 March 1998 for the construction of deepwater drillship Hull No. 1740.

        10.14 Head Lease Agreement dated 8th December 1998 by and between BMBF (No. 12) Limited, as lessor, and Global Marine International Drilling Corporation, as lessee, relating to one double hulled, dynamically positioned ultra-deepwater Glomar class 456 drillship to be constructed by Harland and Wolff Shipbuilding and Heavy Industries Ltd. with hull number 1740.

        10.15 Deed of Guarantee and Indemnity dated 8th December 1998 by and between Global Marine Inc., as Guarantor, and BMBF (No. 12) Limited, as Lessor.

        10.17 Employment Agreement dated as of March 1, 1999, between the Company, Global Marine Corporate Services Inc., and John G. Ryan.

        10.33 Form of Notice of Grant of Stock Options (Non-Qualified Stock Options).

        10.34   Form of Notice of Grant of Stock Options (Incentive Stock
                Options).

        10.37 Second Amendment to Global Marine Executive Supplemental Retirement Plan of 1990.

        10.48   Global Marine Inc. 1999 Management Incentive Award Plan.

         21.1   List of Subsidiaries.

         23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants.

         27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Annual Report on Form 10-K being submitted to the Securities and Exchange Commission. Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)

B. All other exhibits listed in Item 14(a)(3) are incorporated by reference in this Annual Report on Form 10-K, as stated in Item 14(a)(3). Descriptions of these exhibits are incorporated herein by this reference to Item 14(a)(3) of this Report.


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